UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported):  December 19, 2024

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32530	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24900 Pitkin Road, Suite 309, Spring, Texas 77386
(Address of principal executive offices, including zip code)

(847) 966-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PPIH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 19, 2024, the Audit Committee of the Board of Directors of Perma-Pipe International Holdings, Inc. (the "Company"), in consultation with members of the Company's management and the Company's independent registered public accounting firm, concluded that the Company's unaudited consolidated financial statements in its Quarterly Report on Form 10-Q for the six months ended July 31, 2024, should no longer be relied upon due to the aggregate impact of certain errors as described below and should be restated. As a result, the Company will correct these errors by filing an amended Quarterly Report on Form 10-Q (the "Form 10-Q/A"), as soon as practicable.

The errors resulted from a subsidiary in the Middle East incorrectly recording a duplicate invoice during the three months ended April 30, 2024. This duplication related to the purchase of property, plant, and equipment ("PP&E"), resulting in an overstatement of PP&E and trade accounts payable of $1.4 million on the unaudited consolidated balance sheet and a corresponding overstatement of net cash provided by operating activities and net cash used in investing activities in the unaudited consolidated statement of cash flows. The Company also identified certain intercompany transactions related to asset transfers in the Middle East that were not appropriately eliminated in the Company's unaudited consolidated financial statements for the three months ended July 31, 2024. The failure to appropriately eliminate these intercompany transactions resulted in the following errors in the Company's unaudited consolidated financial statements:

•	An overstatement of trade accounts receivable of $0.4 million and a corresponding understatement of PP&E on the consolidated balance sheet.
•	An understatement of net cash provided by operating activities of $0.4 million and a corresponding overstatement in effect of exchange rate changes in the consolidated statement of cash flows.
•	An overstatement of net cash used in investing activities of $0.5 million and corresponding overstatement in effect of exchange rate changes in the consolidated statement of cash flows.

As described in Part I, Item 4 of the Company's original Quarterly Report on Form 10-Q for the six months ended July 31, 2024, there are existing material weaknesses relating to internal control over financial reporting. As a result of what is described above, management will modify and enhance the Company's disclosure of the material weaknesses in internal control over financial reporting which resulted in these errors in the Form 10-Q/A.

Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” relating to, among other things, the Company, the Quarterly Report, and the Company’s business, plans, results and operations. All statements, other than statements of historical fact included herein, are “forward-looking statements.” Forward-looking statements are often identified by the use of forward-looking terminology, such as “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “believes,” “predicts,” “should,” “will”, “could”, “would”, “may”, “forecast” or similar expressions, and involve known and unknown risks and uncertainties that could cause the Company’s actual results to differ materially from any future results expressed or implied by the forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Such risks and uncertainties include, but are not limited to, other events that may require the attention of the Company’s management, the timing of the process of finalizing the Quarterly Report and undertaking various reviews, analyses, and assessments in connection with the Quarterly Report, and other events, factors and risks previously and from time to time disclosed in the Company’s filings with the Securities and Exchange Commission. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

Date: December 20, 2024	By:	/s/ Matthew E. Lewicki
Matthew E. Lewicki
Vice President and Chief Financial Officer